EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS


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
                                                         FOR THE THREE MONTHS ENDED OCTOBER 31,
                              ------------------------------------------------------------------------------------
                                               2000                                          1999
                              ----------------------------------------    ----------------------------------------
                                 INCOME         SHARES       PER SHARE    INCOME (LOSS)     SHARES       PER SHARE
                               (NUMERATOR)   (DENOMINATOR)    AMOUNTS      (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                               -----------   -------------    -------      -----------   -------------    -------
BASIC EPS:
 Income available to
  Common shareholders           $ 189,418      2,604,736       $0.07        $ 84,261       2,604,736      $ 0.03

 Change in accounting
  principle                                                                 (158,896)                      (0.06)

EFFECT OF DILUTIVE SECURITIES:
 Common stock options                              8,920                                      16,370
                                ---------     ----------       -----        --------       ---------      ------
DILUTED EPS:
 Income (Loss) available to
 Common shareholders            $ 189,418      2,613,656       $0.07        $(74,635)      2,621,106      $(0.03)
                                =========     ==========       =====        ========       =========      ======
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